SUPPLEMENTAL OPERATING & FINANCIAL DATA Q1 2022 An S&P 500 company S&P 500 Dividend Aristocrats® index member Exhibit 99.2

Q1 2022 Supplemental Operating & Financial Data 2 Table of Contents Corporate Overview 3 Financial Summary Consolidated Statements of Income 4 Funds From Operations (FFO) and Normalized Funds From Operations (Normalized FFO) 5 Adjusted Funds From Operations (AFFO) 6 Consolidated Balance Sheets 7 Debt Summary 8 Senior Unsecured Notes and Bonds 9 Debt Maturities 10 Capitalization & Financial Ratios 11 Adjusted EBITDAre & Coverage Ratios 12 Debt Covenants 13 Transaction Summary Investment Summary 14 Disposition Summary 15 Development Pipeline 16 Real Estate Portfolio Summary Client Diversification 17 Top 10 Industries 18 Industry Diversification 19 Geographic Diversification 21 Property Type Composition 22 Same Store Rental Revenue 23 Leasing Data Occupancy 25 Leasing Activity 26 Lease Expirations 27 Earnings Guidance 28 Analyst Coverage 29 Glossary 30 This Supplemental Operating & Financial Data should be read in connection with the company's earnings press release for three months ended March 31, 2022 (included as Exhibit 99.1 of the company's Current Report on Form 8-K, filed on May 4, 2022) as certain disclosures, definitions, and reconciliations in such announcement have not been included in this Supplemental Operating & Financial Data. Realty Income is not affiliated or associated with, is not endorsed by, does not endorse, and is not sponsored by or a sponsor of the clients or of their products or services pictured or mentioned. The names, logos, and all related product and service names, design marks, and slogans are the trademarks or service marks of their respective companies.

Corporate Overview

REALTY INCOME
The Monthly Dividend Company®

Corporate Profile

Realty Income, The Monthly Dividend Company®, is an S&P 500 company and member of the S&P 500 Dividend Aristocrats® index. We invest in people and places to deliver dependable monthly dividends that increase over time. For over 53 years, we have been acquiring and managing freestanding commercial real estate that generates rental revenue under long-term net lease agreements and supports our monthly dividend.

Portfolio Overview

At March 31, 2022, we owned a diversified portfolio of 11,288 properties located in all 50 U.S. states, Puerto Rico, the United Kingdom (U.K.) and Spain, with approximately 213.9 million square feet of leasable space. Our properties are leased to approximately 1,090 different clients doing business in 70 separate industries. Approximately 84% of our total portfolio annualized contractual rent[(1)] was generated from retail properties, 14% from industrial properties, and the remaining 2% from other property types. Our physical occupancy as of March 31, 2022 was 98.6%, with a weighted average remaining lease term of approximately 8.9 years. Total portfolio annualized contractual rent on our leases as of March 31, 2022 was $3.0 billion[(2)].

Common Stock

Our common stock is traded on the New York Stock Exchange under the symbol "O".

		March 31, 2022
Closing price	$	69.30
Shares and units outstanding		602,627,290
Market value of common equity	$	41,762,071,000
Total market capitalization	$	57,543,593,000

Transfer Agent

Computershare
Phone: (877) 218-2434
Website: www.computershare.com

One Team Senior Management

Neil M. Abraham, EVP, Chief Strategy Officer, Realty Income International - President
Michelle Bushore, EVP, Chief Legal Officer, General Counsel and Secretary
Mark E. Hagan, EVP, Chief Investment Officer
Shannon Kehle, EVP, Chief People Officer
Christie B. Kelly, EVP, Chief Financial Officer and Treasurer
Sumit Roy, President & Chief Executive Officer

Credit Ratings

	Senior Unsecured	Outlook	Commercial Paper
Moody's	A3	Stable	P-2
Standard & Poor's	A-	Stable	A-2

Dividend Information as of April 2022

- Current annualized dividend of $2.964 per share
- Compound average annual dividend growth rate of approximately 4.4%
- 622 consecutive monthly dividends declared
- 98 consecutive quarterly dividend increases

Corporate Headquarters

11995 El Camino Real
San Diego, CA 92130
Phone: +1 (858) 284-5000
Website: www.realtyincome.com

Phoenix Office

2325 E. Camelback Rd, 9th Floor
Phoenix, AZ 85016
Phone: +1 (602) 778-6000

London Office

53 Davies St.
London, United Kingdom W1K 5JH
Phone: +44 (20) 3931 6858

(1) Total portfolio annualized contractual rent is a supplemental operating measure. Please see the Glossary for our definition and an explanation of how we utilize this metric.

(2) Total portfolio annualized contractual rent includes 1.3% of rent from clients accounted for on a cash basis.

Q1 2022 Supplemental Operating & Financial Data 3

Q1 2022 Supplemental Operating & Financial Data 4 (unaudited) Three Months Ended March 31, 2022 2021 REVENUE Rental (including reimbursable) (1) $ 799,565 $ 439,365 Other (2) 7,778 2,889 Total revenue 807,343 442,254 EXPENSES Depreciation and amortization 403,762 177,985 Interest 106,403 73,075 Property (including reimbursable) 52,342 28,499 General and administrative 32,699 20,796 Provisions for impairment 7,038 2,720 Merger and integration-related costs 6,519 — Total expenses 608,763 303,075 Gain on sales of real estate 10,156 8,401 Foreign currency and derivative gains (losses), net (590) 804 Loss on extinguishment of debt — (46,473) Equity in income of unconsolidated entities 954 — Other income, net (2) 1,852 550 Income before income taxes 210,952 102,461 Income taxes (10,981) (6,225) Net income 199,971 96,236 Net income attributable to noncontrolling interests (602) (296) Net income available to common stockholders $ 199,369 $ 95,940 Net income available to common stockholders per common share, basic and diluted $ 0.34 $ 0.26 (1) Includes rental revenue (reimbursable) of $44.0 million and $21.7 million for the three months ended March 31, 2022 and March 31, 2021, respectively. Unless otherwise specified, references to rental revenue in this document are exclusive of reimbursements from clients for recoverable real estate taxes and operating expenses. Additionally, we recorded reserve reversals to rental revenue of $(11.1) million (of which $(861,000) was related to straight-line rent receivables) for the three months ended March 31, 2022, and $8.8 million of reserves as a reduction of rental (of which $451,000 was related to straight-line rent receivables) for the three months ended March 31, 2021. Unless otherwise specified, references to reserves recorded as a reduction of rental revenue include amounts reserved for in the current period, as well as unrecognized contractual rental revenue and unrecognized straight-line rental revenue for leases accounted for on a cash basis. References to reserve reversals recorded as increases to rental revenue include amounts where the accounting for recognition of rental revenue and straight-line rental revenue has been moved from the cash to the accrual basis. (2) Certain miscellaneous non-recurring revenue has been reclassified from total revenue to "Other income, net" for the three months ended March 31, 2021. Consolidated Statements of Income (in thousands, except per share amounts)

Q1 2022 Supplemental Operating & Financial Data 5 FFO and Normalized FFO (1) (in thousands, except per share and share count data) The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to FFO and Normalized FFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted FFO and Normalized FFO per share computations. Three Months Ended March 31, 2022 2021 Net income available to common stockholders $ 199,369 $ 95,940 Depreciation and amortization 403,762 177,985 Depreciation of furniture, fixtures and equipment (478) (371) Provisions for impairment 7,038 2,720 Gain on sales of real estate (10,156) (8,401) Proportionate share of adjustments for unconsolidated entities 2,235 — FFO adjustments allocable to noncontrolling interests (354) (166) FFO available to common stockholders $ 601,416 $ 267,707 FFO allocable to dilutive noncontrolling interests 808 — Diluted FFO $ 602,224 $ 267,707 FFO available to common stockholders $ 601,416 $ 267,707 Merger and integration-related costs 6,519 — Normalized FFO available to common stockholders $ 607,935 $ 267,707 Normalized FFO allocable to dilutive noncontrolling interests 808 — Diluted Normalized FFO $ 608,743 $ 267,707 FFO per common share, basic and diluted $ 1.01 $ 0.72 Normalized FFO per common share, basic and diluted $ 1.02 $ 0.72 Distributions paid to common stockholders $ 438,280 $ 260,697 FFO available to common stockholders in excess of distributions paid to common stockholders $ 163,136 $ 7,010 Normalized FFO available to common stockholders in excess of distributions paid to common stockholders $ 169,655 $ 7,010 Weighted average number of common shares used for FFO and normalized FFO: Basic 593,827,299 371,522,607 Diluted 595,102,548 371,601,901 (1) FFO and Normalized FFO are non-GAAP financial measures. Please see the Glossary for our definitions of these terms and an explanation of how we utilize these metrics.

Q1 2022 Supplemental Operating & Financial Data 6 The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to Normalized FFO and AFFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted AFFO per share computations. Three Months Ended March 31, 2022 2021 Net income available to common stockholders $ 199,369 $ 95,940 Cumulative adjustments to calculate Normalized FFO (2) 408,566 171,767 Normalized FFO available to common stockholders 607,935 267,707 Loss on extinguishment of debt — 46,473 Amortization of share-based compensation 5,002 3,697 Amortization of net debt premiums and deferred financing costs (17,096) 1,385 Loss on interest rate swaps 722 722 Straight-line payments from cross-currency swaps 517 618 Leasing costs and commissions (2,373) (706) Recurring capital expenditures (13) (23) Straight-line rent and expenses (27,822) (10,463) Amortization of above and below-market leases, net 13,642 9,300 Proportionate share of adjustments for unconsolidated entities (2,064) — Other adjustments 1,648 (488) AFFO available to common stockholders $ 580,098 $ 318,222 AFFO allocable to dilutive noncontrolling interests 820 351 Diluted AFFO $ 580,918 $ 318,573 AFFO per common share, basic and diluted $ 0.98 $ 0.86 Distributions paid to common stockholders $ 438,280 $ 260,697 AFFO available to common stockholders in excess of distributions paid to common stockholders $ 141,818 $ 57,525 Weighted average number of common shares used for AFFO: Basic 593,827,299 371,522,607 Diluted 595,102,548 372,065,020 (1) AFFO is a non-GAAP financial measure. Please see the Glossary for our definition and an explanation of how we utilize this metric. (2) See reconciling items for Normalized FFO presented under "FFO and Normalized FFO." AFFO (1) (in thousands, except per share and share count data)

Q1 2022 Supplemental Operating & Financial Data 7 Consolidated Balance Sheets (in thousands, except per share and share count data) (unaudited) March 31, 2022 December 31, 2021 ASSETS Real estate held for investment, at cost: Land $ 11,158,545 $ 10,753,750 Buildings and improvements 25,648,515 25,155,178 Total real estate held for investment, at cost 36,807,060 35,908,928 Less accumulated depreciation and amortization (4,169,539) (3,949,798) Real estate held for investment, net 32,637,521 31,959,130 Real estate and lease intangibles held for sale, net 84,446 30,470 Cash and cash equivalents 151,624 258,579 Accounts receivable, net 468,165 426,768 Lease intangible assets, net 5,187,280 5,275,304 Goodwill 3,711,981 3,676,705 Investment in unconsolidated entities 141,191 140,967 Other assets, net 1,679,809 1,369,579 Total assets $ 44,062,017 $ 43,137,502 LIABILITIES AND EQUITY Distributions payable $ 149,549 $ 146,919 Accounts payable and accrued expenses 305,574 351,128 Lease intangible liabilities, net 1,350,370 1,308,221 Other liabilities 746,304 759,197 Line of credit payable and commercial paper 1,519,625 1,551,376 Term loan, net 249,606 249,557 Mortgages payable, net 1,093,599 1,141,995 Notes payable, net 13,068,665 12,499,709 Total liabilities 18,483,292 18,008,102 Stockholders’ equity: Common stock and paid in capital, par value $0.01 per share, 740,200,000 shares authorized, 601,566,581 and 591,261,991 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively 30,236,374 29,578,212 Distributions in excess of net income (4,772,112) (4,530,571) Accumulated other comprehensive income 37,917 4,933 Total stockholders’ equity 25,502,179 25,052,574 Noncontrolling interests 76,546 76,826 Total equity 25,578,725 25,129,400 Total liabilities and equity $ 44,062,017 $ 43,137,502

Debt Summary as of March 31, 2022 (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

	Maturity Dates		Carrying Value (USD)		% of Debt	Interest Rate	Weighted Average Years Until Maturity
Credit Facility and Commercial Paper [(1)]							
Credit Facility	March 24, 2023	$	569,625		3.6 %	1.24 %	1.0 years
Commercial Paper	Various [(2)]		950,000		6.1 %	0.83 %	0.7 years
	Carrying value		1,519,625		9.7 %	0.99 % [(3)]	0.8 years
Unsecured Term Loan							
Term Loan [(4)]	March 24, 2024		250,000		1.6 %	3.89 %	2.0 years
Deferred financing costs			(394)				
	Carrying value		249,606				
Senior Unsecured Notes and Bonds [(5)]							
25 series of senior unsecured notes and bonds	February 2024 - March 2047		12,856,580		81.9 %	3.22 % [(3)]	7.7 years
Unamortized net premiums and deferred financing costs			212,085				
	Carrying value		13,068,665				
Mortgages Payable							
21 mortgages on 221 properties	July 2022 - August 2030		1,069,311	(6)	6.8 %	4.77 % [(3)]	1.6 years
Unamortized net premiums and deferred financing costs			24,288				
	Carrying value		1,093,599				
	Total Consolidated Debt Principal	**$**	**15,695,516**	(7)	**100.0 %**	**3.12 %** [(3)]	**6.5 years**
	Proportionate share of debt principal from unconsolidated entities	$	86,006				
	Total Debt Principal	**$**	**15,781,522**	(7)			
	Fixed Rate	**$**	**14,175,891**		**90.0 %**		
	Variable Rate	**$**	**1,519,625**		**10.0 %**		

(1) As of March 31, 2022, we had a $3.0 billion unsecured revolving credit facility (excluding an accordion feature subject to lender commitments which provided for an additional $1.0 billion in borrowings) which bore interest at LIBOR, plus 0.775%, and had an initial term that would have expired in March 2023. In April 2022, we amended and restated our unsecured revolving credit facility, or our credit facility, to increase the borrowing capacity to $4.25 billion and to extend the initial term to June 2026, among other things. The amended and restated credit agreement is otherwise substantively consistent with the prior credit agreement entered into in August 2019. We also have an unsecured commercial paper program which provides for borrowings of up to a maximum aggregate amount outstanding of $1.0 billion.

(2) As of March 31, 2022, we had $950.0 million in commercial paper borrowings which mature between April 2022 and December 2022.

(3) The totals are calculated as the weighted average interest rate as of March 31, 2022 for each respective category.

(4) Borrowings under the term loan have been swapped to fixed and bear interest at an effective rate of 3.89%.

(5) See page 9 for detail by issuance for senior unsecured notes and bonds. Excludes the April 2022 announcement for the private placement of £140 million of senior unsecured notes due 2030, £345 million senior unsecured notes due 2032, and £115 million senior unsecured notes due 2037. We currently anticipate closing to occur during the second quarter of 2022.

(6) Includes the principal balance (in U.S. dollars) of one Sterling-denominated mortgage payable of £30.8 million converted at the applicable exchange rate on March 31, 2022.

(7) Total consolidated debt excludes non-cash unamortized net premiums recorded on the senior unsecured notes and bonds, non-cash unamortized net premiums recorded on the mortgages payable, and deferred financing costs on the term loan, notes and bonds, and mortgages payable. Total Debt Principal additionally excludes premiums and deferred financing costs on the proportionate share of unconsolidated entities.

Q1 2022 Supplemental Operating & Financial Data 8

Senior Unsecured Notes and Bonds [1]

(dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

	Maturity Dates	Principal Amount (Currency Denomination)		Principal Balance (USD) as of March 31, 2022		% of Debt	Interest Rate
4.600% Notes due 2024 [2]	February 6, 2024	$	499,999	$	499,999	3.2 %	4.60 %
3.875% Notes due 2024	July 15, 2024	$	350,000		350,000	2.2 %	3.88 %
3.875% Notes due 2025	April 15, 2025	$	500,000		500,000	3.2 %	3.88 %
4.625% Notes due 2025 [2]	November 1, 2025	$	549,997		549,997	3.5 %	4.63 %
0.750% Notes due 2026	March 15, 2026	$	325,000		325,000	2.1 %	0.75 %
4.875% Notes due 2026 [2]	June 1, 2026	$	599,997		599,997	3.8 %	4.88 %
4.125% Notes due 2026	October 15, 2026	$	650,000		650,000	4.1 %	4.13 %
1.875% Notes due 2027	January 14, 2027	£	250,000		328,625	2.1 %	1.88 %
3.000% Notes due 2027	January 15, 2027	$	600,000		600,000	3.8 %	3.00 %
1.125% Notes due 2027	July 13, 2027	£	400,000		525,800	3.4 %	1.13 %
3.950% Notes due 2027 [2]	August 15, 2027	$	599,873		599,873	3.8 %	3.95 %
3.650% Notes due 2028	January 15, 2028	$	550,000		550,000	3.5 %	3.65 %
3.400% Notes due 2028 [2]	January 15, 2028	$	599,816		599,816	3.8 %	3.40 %
2.200% Notes due 2028 [2]	June 15, 2028	$	499,959		499,959	3.2 %	2.20 %
3.250% Notes due 2029	June 15, 2029	$	500,000		500,000	3.2 %	3.25 %
3.100% Notes due 2029 [2]	December 15, 2029	$	599,291		599,291	3.8 %	3.10 %
1.625% Notes due 2030	December 15, 2030	£	400,000		525,800	3.4 %	1.63 %
3.250% Notes due 2031	January 15, 2031	$	950,000		950,000	6.1 %	3.25 %
2.850% Notes due 2032 [2]	December 15, 2032	$	699,655		699,655	4.5 %	2.85 %
1.800% Notes due 2033	March 15, 2033	$	400,000		400,000	2.5 %	1.80 %
1.750% Notes due 2033	July 13, 2033	£	350,000		460,075	2.9 %	1.75 %
2.730% Notes due 2034	May 20, 2034	£	315,000		414,068	2.6 %	2.73 %
5.875% Bonds due 2035	March 15, 2035	$	250,000		250,000	1.6 %	5.88 %
2.500% Notes due 2042	January 14, 2042	£	250,000		328,625	2.1 %	2.50 %
4.650% Notes due 2047	March 15, 2047	$	550,000		550,000	3.5 %	4.65 %
			Principal amount [3]	$	12,856,580	81.9 %	3.22 %

[1] Excludes the April 2022 announcement for the private placement of £140 million of senior unsecured notes due 2030, £345 million senior unsecured notes due 2032, and £115 million senior unsecured notes due 2037. We currently anticipate closing to occur during the second quarter of 2022.

[2] In connection with our merger with VEREIT, Inc. (VEREIT), we completed our debt exchange offer to exchange all outstanding notes issued by VEREIT's operating partnership, or VEREIT OP, on November 9, 2021 for new notes issued by Realty Income, pursuant to which approximately 99.2% of the outstanding notes issued by VEREIT Operating Partnership, L.P. ("VEREIT OP") were exchanged for a like aggregate principal amount of the notes issued by Realty Income. Prior to the completion of our merger with VEREIT on November 1, 2021, these notes were not the obligation of Realty Income. Principal Balance (USD) as of March 31, 2022 includes the portion of the VEREIT OP notes that remained outstanding, totaling $39.1 million in the aggregate, that were not exchanged in the exchange offers commenced by us with respect to the outstanding bonds of VEREIT Operating Partnership, L.P. ("VEREIT OP") in connection with the consummation of the merger with VEREIT.

[3] Excludes non-cash unamortized net premiums recorded and deferred financing costs.

Q1 2022 Supplemental Operating & Financial Data 9

REALTY INCOME
The Monthly Dividend Company®

Debt Maturities as of March 31, 2022 (dollars in millions)

Year of Maturity	Credit Facility and Commercial Paper [(1)]	Term Loan	Mortgages Payable	Senior Unsecured Notes and Bonds [(2)]	Total	Weighted Average Expiring Interest Rate [(3)]
2022	$ 950.0	$ —	$ 227.5	$ —	$ 1,177.5	4.72 %
2023	569.6	—	62.1	—	631.7	4.45 %
2024	—	250.0	733.0	850.0	1,833.0	4.48 %
2025	—	—	40.8	1,050.0	1,090.8	4.22 %
2026	—	—	1.2	1,575.0	1,576.2	3.72 %
Thereafter	—	—	4.7	9,381.6	9,386.3	2.93 %
Totals	$ 1,519.6	$ 250.0	$ 1,069.3	$ 12,856.6	$ 15,695.5	

(1) Commercial paper borrowings outstanding at March 31, 2022 were $950.0 million and mature between April 2022 and December 2022. At March 31, 2022, borrowings of $569.6 million under the credit facility were assumed to be repaid at the expiration in March 2023. In April 2022, we amended and restated our unsecured revolving credit facility, or our credit facility, to increase the borrowing capacity to $4.25 billion and to extend the initial term to June 2026, among other things. The amended and restated credit agreement is otherwise substantively consistent with the prior credit agreement entered into in August 2019.

(2) Excludes the April 2022 announcement for the private placement of £140 million of senior unsecured notes due 2030, £345 million senior unsecured notes due 2032, and £115 million senior unsecured notes due 2037. We currently anticipate closing to occur during the second quarter of 2022.

(3) The weighted average interest rates exclude commercial paper and credit facility maturities in 2022 and 2023, respectively.

Q1 2022 Supplemental Operating & Financial Data
10

Q1 2022 Supplemental Operating & Financial Data 11 Capitalization & Financial Ratios (dollars in thousands, except per share amounts) Cash on Hand $ 151,624 Availability under Credit Facility (4) 2,430,375 Less: Commercial Paper Borrowings (950,000) $ 1,631,999 (3) Liquidity calculation excludes borrowings under the $1.0 billion commercial paper program. We use our unsecured revolving credit facility as a liquidity backstop for the repayment of the notes issued under this program. In April 2022, we amended and restated our unsecured revolving credit facility, or our credit facility, to increase the borrowing capacity to $4.25 billion and to extend the initial term to June 2026, among other things. The amended and restated credit agreement is otherwise substantively consistent with the prior credit agreement entered into in August 2019. (4) Excludes $3.0 million of outstanding letters of credit. Principal Debt Balance Credit Facility and Commercial Paper $ 1,519,625 Unsecured Term Loan 250,000 Senior Unsecured Notes and Bonds (1) 12,856,580 Mortgages Payable 1,069,311 Proportionate Share of Amounts for Unconsolidated Entities 86,006 Total Debt $ 15,781,522 Equity Shares/Units Stock Price Market Value Common Stock (NYSE: "O") 601,566,581 $ 69.30 $ 41,688,564 Common Units (2) 1,060,709 $ 69.30 $ 73,507 $ 41,762,071 Total Market Capitalization (3) $ 57,543,593 Debt/Total Market Capitalization (3) 27.4% (1) Excludes the April 2022 announcement of the offering of £600 million of unsecured notes through a private placement. We currently anticipate closing to occur during the second quarter of 2022. (2) Consists of common units issued by Realty Income Limited Partnership and held by third parties. (3) Our enterprise value was $57,391,969 (total market capitalization less cash and cash equivalents as of March 31, 2022). The percentage for debt to enterprise value is materially consistent with that presented for total market capitalization. Dividend Data Q1 2022 Q1 2021 Year-over-Year Growth Rate Common Dividend Paid per Share $ 0.7395 $ 0.7035 5.1 % AFFO per Share (diluted) $ 0.98 $ 0.86 14.0 % AFFO Payout Ratio 75.5% 81.8 % Liquidity as of March 31, 2022 (3) Capitalization as of March 31, 2022 Capital Structure as of March 31, 2022

Q1 2022 Supplemental Operating & Financial Data 12 Adjusted EBITDAre & Coverage Ratios (dollars in thousands) Reconciliation of Net Income to Adjusted EBITDAre (1) Three Months Ended March 31, 2022 Net income $ 199,971 Interest 106,403 Income taxes 10,981 Depreciation and amortization 403,762 Provisions for impairment 7,038 Merger and integration-related costs 6,519 Gain on sales of real estate (10,156) Foreign currency and derivative losses, net 590 Proportionate share of adjustments for unconsolidated entities 1,092 Quarterly Adjusted EBITDAre $ 726,200 Annualized Adjusted EBITDAre $ 2,904,800 Total debt per the consolidated balance sheet, excluding deferred financing costs and net premiums and discounts $ 15,695,516 Proportionate share for unconsolidated entities debt, excluding deferred financing costs 86,006 Less: Cash and cash equivalents (151,624) Net Debt $ 15,629,898 Net Debt/Annualized Adjusted EBITDAre (2) 5.4x (1) Adjusted EBITDAre and Annualized Adjusted EBITDAre are non-GAAP financial measures. Please see the Glossary for our definitions of these terms and an explanation of how we utilize these metrics. (2) Net Debt/Annualized Adjusted EBITDAre this metric is a supplemental operating measure. Please see the Glossary for our definition of this metric. Debt Service & Fixed Charge Coverage

Q1 2022 Supplemental Operating & Financial Data 13 Debt Covenants The following is a summary of the key financial covenants for our senior unsecured notes and bonds, as defined and calculated per their terms. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show our ability to incur additional debt under the terms of our senior unsecured notes and bonds as well as to disclose our current compliance with such covenants, and are not measures of our liquidity or performance. Required Actuals Limitation on incurrence of total debt ≤ 60% of adjusted undepreciated assets 41.1 % Limitation on incurrence of secured debt ≤ 40% of adjusted undepreciated assets 2.9 % Debt service and fixed charge coverage (trailing 12 months) (1) ≥ 1.5x 5.6 x Maintenance of total unencumbered assets ≥ 150% of unsecured debt 252.3% (1) Our debt service coverage ratio is calculated on a pro forma basis for the preceding four-quarter period on the assumptions that: (i) the incurrence of any Debt (as defined in the covenants) incurred by us since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four-quarter period), (ii) the repayment or retirement of any of our Debt since the first day of such four-quarter period, and (iii) any acquisition or disposition by us of any asset or group since the first day of such four quarters had in each case occurred on April 1, 2021, and subject to certain additional adjustments. Such pro forma ratio has been prepared on the basis required by that debt service covenant, reflects various estimates and assumptions and is subject to other uncertainties, and therefore does not purport to reflect what our actual debt service coverage ratio would have been had transactions referred to in clauses (i), (ii) and (iii) of the preceding sentence occurred as of April 1, 2021, nor does it purport to reflect our debt service coverage ratio for any future period. As of March 31, 2022

Investment Summary

REALTY INCOME
The Monthly Dividend Company®

		Number of Properties		Investment ($ in millions)		Cash Rents ($ in millions)	Leasable Square Feet (in thousands)	Initial Weighted Average Cash Lease Yield (1)	Weighted Average Lease Term (Years)
Q1 2022	Acquisitions - U.S.	139	$	629.8	$	36.0	2,627	5.7%	15.0
	Acquisitions - Europe	21		794.2		40.0	2,772	5.5	8.9
	Total acquisitions	160		1,424.0		76.0	5,399	5.6	11.8
	Properties under development (2) (3)	53		131.3		7.4	1,868	5.7	17.3
	Total real estate investments	213	$	1,555.3	$	83.4	7,267	5.6%	12.3

Approximately 26% of the annualized revenue generated by these investments is from our investment grade clients (4)

(1) Initial weighted average cash lease yield is a supplemental operating measure. Please see the Glossary for our definition of this metric. Contractual net operating income used in the calculation of initial weighted average cash lease yield includes approximately $4.3 million received as settlement credits for 16 properties as reimbursement of free rent periods for the three months ended March 31, 2022.

(2) Includes investments during the period in new development and development of existing properties. Cash rents noted reflect total cash rents to be received on this investment amount upon completion of the properties under development.

(3) The three months ended March 31, 2022 includes £1.7 million of investments in U.K. development properties, converted at the applicable exchange rates on the funding dates.

(4) Please see the Glossary for our definition of investment grade clients.

Q1 2022 Supplemental Operating & Financial Data 14

Q1 2022 Supplemental Operating & Financial Data 15 Disposition Summary (dollars in thousands) Number of Properties Net Book Value Net Sales Proceeds Net Cash Capitalization Rate (1) Q1 2022 Occupied 3 $ 2,844 $ 3,132 8.9% Vacant 31 109,183 119,051 — Total real estate dispositions 34 $ 112,027 $ 122,183 The unlevered internal rate of return on properties sold during the first quarter was 9.7% (2) (1) Net cash capitalization rate is a supplemental operating measure. Please see the Glossary for our definition of this metric. (2) Excludes properties disposed from the legacy VEREIT portfolio.

Development Pipeline (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

As of March 31, 2022

Retail

	Number of Properties		Investment to Date		Estimated Remaining Investment		Total Commitment	Percent Funded	Percent Leased [1]
New development [2]	102	$	56,319	$	446,964	$	503,283 [3]	11 %	100 %
Development of existing properties	4		4,413		2,983		7,396	60 %	92 %
	106	$	60,732	$	449,947	$	510,679	12 %	

Non-Retail

	Number of Properties		Investment to Date		Estimated Remaining Investment		Total Commitment	Percent Funded	Percent Leased [1]
New development [2]	3	$	83,287	$	35,761	$	119,048	70 %	100 %
Development of existing properties	—		—		—		—	— %	— %
	3	$	83,287	$	35,761	$	119,048	70 %	

Total

	Number of Properties		Investment to Date		Estimated Remaining Investment		Total Commitment	Percent Funded	Percent Leased [1]
New development [2]	105	$	139,606	$	482,725	$	622,331 [3]	22 %	100 %
Development of existing properties	4		4,413		2,983		7,396	60 %	92 %
	109	$	144,019	$	485,708	$	629,727	23 %	

[1] Estimated rental revenue commencement dates on properties under development are between April 2022 and June 2023.

[2] Includes build-to-suit developments and forward take-out commitments on development properties with leases in place.

[3] Includes three forward take-out commitments for U.K. development properties for £18.4 million and one new build-to-suit development for a U.K. development property for £12.8 million.

Q1 2022 Supplemental Operating & Financial Data 16

Client Diversification

REALTY INCOME
The Monthly Dividend Company®

Our Top 20 Clients

Our 20 largest clients based on percentage of total portfolio annualized contractual rent, which does not give effect to deferred rent at March 31, 2022, include the following:

Ranking	Client	Number of Leases	Percentage of Total Portfolio Annualized Contractual Rent[1]	Investment Grade Ratings (S&P/Moody's/Fitch)
1	Walgreens	338	4.0%	BBB/Baa2/-
2	7-Eleven	627	3.9	A/Baa2/-
3	Dollar General	1,272	3.9	BBB/Baa2/-
4	Dollar Tree / Family Dollar	1,022	3.5	BBB/Baa2/-
5	FedEx	80	2.9	BBB/Baa2/-
6	LA Fitness	79	2.4	—
7	Sainsbury's	26	2.2	—
8	BJ's Wholesale Clubs	32	1.9	—
9	CVS Pharmacy	183	1.8	BBB/Baa2/-
10	Wal-Mart / Sam's Club	65	1.7	AA/Aa2/AA
11	AMC Theatres	35	1.6	—
12	B&Q (Kingfisher)	25	1.6	BBB/Baa2/BBB
13	Regal Cinemas (Cineworld)	41	1.5	—
14	Red Lobster	201	1.5	—
15	Tesco	16	1.5	BBB-/Baa3/BBB-
16	Tractor Supply	160	1.4	BBB/Baa1/-
17	Lifetime Fitness	16	1.4	—
18	Home Depot	29	1.2	A/A2/A
19	Fas Mart (GPM Investments)	261	1.0	—
20	Circle K (Couche-Tard)	253	1.0	BBB/Baa2/-
	Total	4,761	42.2%	

Weighted Average EBITDAR/Rent Ratio on Retail Properties	2.7x [2]
Median EBITDAR/Rent Ratio on Retail Properties	2.6x [2]

(1) Amounts for each client are calculated independently; therefore, the individual percentages may not sum to the total.

(2) Based on an analysis of the most recently provided information from all retail clients that provide such information. We do not independently verify the information we receive from our retail clients.

Our Investment Grade Clients [3]

Number of Leases	5,479
Percentage of Total Portfolio Annualized Contractual Rent	43.4%


34.9%
48.8%
7.8%
8.5%
Investment Grade, Retail
Non-Investment Grade or Non-Rated, Retail
Investment Grade, Non-Retail
Non-Investment Grade or Non-Rated, Non-Retail

(3) Please see the Glossary for our definition of investment grade clients.

Q1 2022 Supplemental Operating & Financial Data
17

Q1 2022 Supplemental Operating & Financial Data 18 (1)Top 10 Industries Percentage of Total Portfolio Annualized Contractual Rent As of Mar 31, Dec 31, Dec 31, Dec 31, Dec 31, 2022 2021 2020 2019 2018 Grocery stores 10.4% 10.2% 9.8% 7.9% 5.0% Convenience stores 9.1 9.1 11.9 12.3 12.6 Dollar stores 7.4 7.5 7.6 7.9 7.3 Restaurants - quick service (2) 6.6 6.6 5.3 5.8 6.3 Drug stores 6.5 6.6 8.2 8.8 9.4 Restaurants - casual dining 5.8 5.9 2.8 3.2 3.3 Home improvement 5.0 5.1 4.3 2.9 2.8 Health and fitness 4.6 4.7 6.7 7.0 7.1 General merchandise (2) 3.7 3.7 3.4 2.5 2.1 Theaters 3.3 3.4 5.6 6.1 5.3 (1) The presentation of Top 10 Industries combines total portfolio contractual rent from the U.S. and Europe. Europe consists of properties in the U.K., starting in May 2019, and in Spain, starting in September 2021. (2) 'Europe - General merchandise', 'Europe - Restaurants - quick service' and 'Europe - drug stores are included within the 'Europe - other' classification in the Industry Diversification table beginning on page 19.

Industry Diversification

REALTY INCOME
The Monthly Dividend Company®

	Percentage of Total Portfolio Annualized Contractual Rent As of				
	Mar 31, 2022	**Dec 31, 2021**	**Dec 31, 2020**	**Dec 31, 2019**	**Dec 31, 2018**
United States					
Aerospace	0.4%	0.4%	0.6%	0.8%	0.9%
Apparel stores	1.5	1.5	1.3	1.1	1.2
Automotive collision services	1.0	1.0	1.1	1.0	0.9
Automotive parts	1.5	1.5	1.6	1.6	1.7
Automotive service	3.3	3.2	2.7	2.6	2.3
Automotive tire services	1.6	1.8	2.0	2.1	2.3
Beverages	1.3	1.3	2.1	2.0	2.4
Child care	1.5	1.5	2.1	2.1	2.2
Consumer electronics	0.6	0.6	0.3	0.3	0.3
Consumer goods	0.7	0.7	0.6	0.6	0.7
Convenience stores	9.1	9.1	11.9	12.3	12.6
Crafts and novelties	1.0	1.0	0.9	0.6	0.6
Diversified industrial	1.1	1.0	0.8	0.7	0.8
Dollar stores	7.4	7.5	7.6	7.9	7.3
Drug stores	6.4	6.6	8.2	8.8	9.4
Education	0.1	0.1	0.2	0.2	0.3
Energy	0.4	0.4	—	—	—
Entertainment	0.9	0.8	0.3	0.3	0.3
Equipment services	0.3	0.3	0.3	0.4	0.4
Financial services	2.0	2.0	1.8	2.0	2.4
Food processing	0.7	0.7	0.7	0.7	0.5
General merchandise	3.4	3.5	3.4	2.5	2.1
Government services	*	*	0.6	0.7	0.9
Grocery stores	4.9	4.9	4.9	5.2	5.0
Health and beauty	0.2	0.2	0.2	0.2	0.2
Health and fitness	4.6	4.7	6.7	7.0	7.1
Health care	1.8	1.9	1.5	1.6	1.6
Home furnishings	2.5	2.2	0.7	0.8	0.8
Home improvement	3.0	3.1	3.1	2.9	2.8

* Less than 0.1%

Q1 2022 Supplemental Operating & Financial Data
19

Q1 2022 Supplemental Operating & Financial Data 20 Percentage of Total Portfolio Annualized Contractual Rent As of Mar 31, Dec 31, Dec 31, Dec 31, Dec 31, 2022 2021 2020 2019 2018 Machinery 0.1 0.1 0.1 0.1 0.1 Motor vehicle dealerships 1.2 1.3 1.6 1.6 1.8 Office supplies 0.2 0.2 0.1 0.2 0.2 Other manufacturing 0.5 0.5 0.4 0.6 0.7 Packaging 0.6 0.6 0.9 0.8 1.0 Paper * * 0.1 0.1 0.1 Pet supplies and services 1.0 0.9 0.7 0.7 0.5 Restaurants - casual dining 5.8 5.9 2.8 3.2 3.3 Restaurants - quick service 6.5 6.5 5.3 5.8 6.3 Shoe stores 0.2 0.2 0.2 0.2 0.5 Sporting goods 1.4 1.5 0.7 0.8 0.9 Telecommunications 0.1 0.1 0.5 0.5 0.6 Theaters 3.3 3.4 5.6 6.1 5.3 Transportation services 3.3 3.4 3.9 4.3 5.0 Wholesale clubs 2.5 2.5 2.4 2.5 2.9 Other 0.7 0.9 0.3 0.8 0.8 Total United States 90.6% 91.5% 93.8% 97.3% 100% Europe (1) Grocery stores 5.5 5.3 4.9 2.7 — Health care 0.1 0.1 0.1 — — Home improvement 2.0 2.0 1.2 — — Warehousing and storage 0.2 0.2 — — — Other 1.6 0.9 * * — Total Europe 9.4% 8.5% 6.2% 2.7% —% Totals 100% 100% 100% 100% 100% * Less than 0.1% (1) Europe consists of properties in the U.K., starting in May 2019, and in Spain, starting in September 2021. Industry Diversification (Cont'd)

Q1 2022 Supplemental Operating & Financial Data 21 Geographic Diversification Balanced presence in 50 states, Puerto Rico, the United Kingdom and Spain.

Q1 2022 Supplemental Operating & Financial Data 22 Property Type Composition (dollars in thousands) Property Type Number of Properties Approximate Leasable Square Feet (1) Total Portfolio Annualized Contractual Rent as of March 31, 2022 Percentage of Total Portfolio Annualized Contractual Rent as of March 31, 2022 Percentage of Annualized Contractual Rent from Our Investment Grade Clients (2) Retail 10,967 138,843,400 $ 2,506,807 83.6% 41.7 % Industrial 298 72,849,200 431,852 14.4 58.6 Other (3) 23 2,200,800 57,745 2.0 6.0 Totals 11,288 213,893,400 $ 2,996,404 100.0% 43.4% (1) Includes leasable building square footage. Excludes 3,600 acres of leased land categorized as agriculture at March 31, 2022. (2) Please see the Glossary for our definition of investment grade clients. (3) "Other" includes seven properties classified as office, consisting of approximately 2.0 million leasable square feet and $29.2 million in annualized contractual rent, and 16 properties classified as agriculture, consisting of approximately 191,000 leasable square feet and $28.6 million in annualized contractual rent.

Same Store Rental Revenue [1]

(dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Q1 2022

Same Store Rental Revenue

Number of properties	9,728
Square footage	169,816,153
Q1 2022	$ 629,886
Q1 2021	$ 605,266
Increase (in dollars)	$ 24,620
Increase (percent)	4.1 %

Top 3 Industries Contributing to the Change [2]

Industry	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021	Net Change	% Change by Industry
Theaters	$ 32,187	$ 18,523	$ 13,664	73.8 %
Restaurants - quick service	45,263	43,367	1,896	4.4 %
Restaurants - casual	40,622	39,164	1,458	3.7 %

For purposes of comparability, same store rental revenue is presented on a constant currency basis using the applicable exchange rate as of March 31, 2022 of 1.31 GBP/USD. None of the properties in Spain met our same store pool definition for the periods presented.

Our calculation of same store rental revenue includes rent deferred for future payment as a result of lease concessions we granted in response to the COVID-19 pandemic and recognized under the practical expedient provided by the Financial Accounting Standards Board (FASB). Same store rental income was impacted by reserve reversals to rental revenue of $9.4 million for the three months ended March 31, 2022 compared to reserves to rental revenue of $(8.0) million for the three months ended March 31, 2021. Our calculation of same store rental revenue also includes uncollected rent for which we have not granted a lease concession. If these applicable amounts of rent deferrals and uncollected rent were excluded from our calculation of same store rental revenue, the increases for the three months ended March 31, 2022 relative to the comparable period for 2021 would have been 4.4%.

(1) Please see the Glossary to see our definitions of the Same Store Pool and Same Store Rental Revenue. Beginning with the first quarter of 2022, properties acquired through the merger with VEREIT were considered under each element of our Same Store Pool criterion, except for the requirement that the property be owned for the full comparative period. If the property was owned by VEREIT for the full comparative period and each of the other criterion were met, the property was included in our Same Store Pool.

(2) Top 3 industry contributors are based on absolute value of net change period over period.

Q1 2022 Supplemental Operating & Financial Data

23

REALTY INCOME
The Monthly Dividend Company®

Same Store Rental Revenue (1) (Cont'd) (dollars in thousands)

Same Store Rental Revenue by Property Type

Q1 2022

Property Type		Three Months Ended March 31, 2022		Three Months Ended March 31, 2021		Net Change	% Change by Property Type
Retail	$	530,809	$	507,946	$	22,863	4.5 %
Industrial		86,118		84,521		1,597	1.9 %
Other [2]		12,959		12,799		160	1.3 %
Total	$	629,886	$	605,266	$	24,620	4.1 %

Reconciliation of Same Store Rental Revenue to Rental Revenue (including reimbursable)

		Three Months Ended March 31, 2022		Three Months Ended March 31, 2021
Same store rental revenue	$	629,886	$	605,266
Constant currency adjustment [3]		1,259		1,242
Straight-line rent and other non-cash adjustments		8,252		1,456
Contractually obligated reimbursements by our clients		43,959		45,823
Revenue from excluded properties [4]		114,269		73,927
Other excluded revenue [5]		1,940		1,960
VEREIT same store rental revenue [6]		—		(290,309)
Rental revenue (including reimbursable)	$	799,565	$	439,365

(1) Please see the Glossary to see our definitions of the Same Store Pool and Same Store Rental Revenue. Beginning with the first quarter of 2022, properties acquired through the merger with VEREIT were considered under each element of our Same Store Pool criterion, except for the requirement that the property be owned for the full comparative period. If the property was owned by VEREIT for the full comparative period and each of the other criterion were met, the property was included in our Same Store Pool.

(2) "Other" includes properties classified as office and agriculture.

(3) For purposes of comparability, same store rental revenue is presented on a constant currency basis using the applicable exchange rate as of March 31, 2022 of 1.31 GBP/USD. None of the properties in Spain met our same store pool definition for the periods presented.

(4) Please see the Glossary for our definition of Same Store Pool.

(5) "Other excluded revenue" primarily consists of lease termination revenue and reimbursements for tenant improvements.

(6) Amounts for the three months ended March 31, 2021 represent Same Store Rental Revenue from VEREIT properties, which were not included in our financial statements prior to the close of the merger on November 1, 2021.

Q1 2022 Supplemental Operating & Financial Data 24

Q1 2022 Supplemental Operating & Financial Data 25 By Property Occupied properties 11,132 Total properties 11,288 Occupancy (1) 98.6 % By Square Footage Occupied square footage 211,223,443 Total square footage 213,893,637 Occupancy 98.8 % By Rental Revenue (Economic Occupancy) Quarterly cash rental revenue (2) $ 730,664,223 Quarterly cash vacant rental revenue (3) $ 6,260,529 Occupancy 99.2 % Change in Occupancy Vacant properties at 12/31/2021   164 Lease expirations (4) + 133 Leasing activity (5) - 110 Vacant dispositions (6) - 31 Vacant properties at 3/31/2022   156 (1) Excludes properties with ancillary leases only, such as cell towers and billboards. (2) Does not include reserves and reserve reversals recorded as adjustments to rental revenue. (3) Based on contractual monthly rental revenue received immediately preceding the date of vacancy. (4) Includes scheduled and unscheduled expirations (including leases rejected in bankruptcy), as well as future expirations resolved in the periods indicated above. (5) Excludes nine minority unit leases with no property-level vacancy impact. See page 26 for additional detail on re-leasing activity. (6) Includes 24 properties vacant at the beginning of the quarter. Occupancy as of March 31, 2022 Occupancy by Number of Properties

Q1 2022 Supplemental Operating & Financial Data 26 Allocation Based on Number of Leases Leasing Activity Q1 2022 Re-leased to New Client Re-leased to Without After a Period Re-leasing Same Client Vacancy of Vacancy Totals Prior cash rents $ 27,048,773 $ 309,441 $ 2,483,070 $ 29,841,284 New cash rents* $ 28,454,929 $ 499,477 $ 2,736,777 $ 31,691,183 Recapture rate 105.2% 161.4% 110.2% 106.2 % Number of leases 104 3 12 119 Average months vacant — — 10.9 1.0 Lease incentives (1) $ — $ — $ — $ — *Percentage of Total Portfolio Annualized Portfolio Rental Revenue: 1.1% (1) Lease incentives are defined as capital outlays made on behalf of a client that are specific to the client's use and benefit, and are not capitalized as improvements to the property.

Lease Expirations (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Our leases have a weighted average remaining lease term of approximately 8.9 years

Total Portfolio [1][2]					
	Expiring Leases		Approx. Leasable	Total Portfolio Annualized Contractual Rent as of	Percentage of Total Portfolio Annualized
Year	Retail	Non-Retail	Sq. Feet	March 31, 2022	Contractual Rent
2022	278	11	3,632,900	$ 49,642	1.8 %
2023	756	28	11,488,900	144,672	4.8
2024	671	31	13,443,300	153,759	5.1
2025	812	34	13,690,000	193,912	6.5
2026	754	32	15,420,500	177,284	5.9
2027	1,210	31	20,916,600	241,978	8.1
2028	976	33	18,754,100	227,455	7.6
2029	827	16	17,396,700	214,227	7.1
2030	507	17	14,217,400	163,226	5.4
2031	435	36	20,035,100	229,907	7.7
2032	602	15	9,422,000	175,515	5.9
2033	513	13	11,893,600	153,254	5.1
2034	504	5	9,377,400	192,605	6.4
2035	379	3	4,290,300	99,117	3.3
2036	381	6	6,577,100	123,353	4.1
2037 - 2059	1,555	30	20,667,500	456,498	15.2
Totals	11,160	341	211,223,400	$ 2,996,404	100.0 %

(1) This table sets forth the timing of remaining lease term expirations in our portfolio (excluding rights to extend a lease at the option of the client) and their contributions to annualized contractual rent as of March 31, 2022. Leases on our multi-client properties are counted separately in the table above. This table excludes 201 vacant units.

(2) Of the 11,501 in-place leases in the portfolio, which excludes 201 vacant units, 9,839 or 85.5% were under leases that provide for increases in rents through: base rent increases tied to inflation (typically subject to ceilings), percentage rent based on a percentage of the clients' gross sales, fixed increases, or a combination of two or more of the aforementioned rent provisions.

Q1 2022 Supplemental Operating & Financial Data 27

Q1 2022 Supplemental Operating & Financial Data 28 Earnings Guidance Summarized below are approximate estimates of the key components of our 2022 earnings guidance: 2022 Guidance Net income per share $1.08 to $1.25 Real estate depreciation and impairments per share $2.83 Gains on sales of properties per share $(0.03) Normalized FFO per share (1) $3.88 to $4.05 AFFO per share (1) $3.84 to $3.97 Same store rent growth ~ 1.5% Occupancy ~ 98% Cash G&A expenses (% of revenues) (2)(3) 3.5% - 4.0% Property expenses (non-reimbursable) (% of revenues) (2) 1.5% - 2.0% Income tax expenses $45 to $50 million Acquisition volume Over $5.0 billion (1) Normalized FFO per share and AFFO per share exclude merger and integration-related costs associated with our merger with VEREIT. (2) Revenue excludes contractually obligated reimbursements by our clients. Cash G&A excludes stock-based compensation expense. (3) G&A inclusive of stock-based compensation expense as a percentage of rental revenue, excluding reimbursements, is expected to be approximately 4.0% - 4.5% in 2022. This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. When used in this presentation, the words “estimated,” “anticipated,” “expect,” “believe,” “intend,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements also include discussions of future operations and results, strategy, plans, intentions of management, and the anticipated consummation of pending transactions. Forward-looking statements are subject to risks, uncertainties, and assumptions about us, which may cause our actual future results to differ materially from expected results. Some of the factors that could cause actual results to differ materially are, among others, our continued qualification as a real estate investment trust; general domestic and foreign business and economic conditions; competition; fluctuating interest and currency rates; access to debt and equity capital markets; continued volatility and uncertainty in the credit markets and broader financial markets; other risks inherent in the real estate business including our clients' defaults under leases, potential liability relating to environmental matters, illiquidity of real estate investments, and potential damages from natural disasters; impairments in the value of our real estate assets; changes in income tax laws and rates; the continued evolution of the COVID-19 pandemic and the measures taken to limit its spread, and its impacts on us, our business, our clients, or the economy generally; the timing and pace of reopening efforts at the local, state and national level in response to the COVID-19 pandemic and developments, such as the unexpected surges in COVID-19 cases, that cause a delay in or postponement of reopenings; the outcome of any legal proceedings to which we are a party or which may occur in the future; acts of terrorism and war; any effects of uncertainties regarding whether the anticipated benefits or results of our merger with VEREIT, Inc. will be achieved; and those additional risks and factors discussed in our reports filed with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements. Those forward-looking statements are not guarantees of future plans and performance and speak only as of the date that this press release. Actual plans and operating results may differ materially from what is expressed or forecasted in this press release. Realty Income does not undertake any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Analyst Coverage

REALTY INCOME
The Monthly Dividend Company®

Equity Research

Baird	Wes Golladay	wgolladay@rwbaird.com	(216) 737-7510
Bank of America Securities	Joshua Dennerlein	joshua.dennerlein@bofa.com	(646) 855-1681
Berenberg	Nate Crossett	nate.crossett@berenberg-us.com	(646) 949-9030
BTIG	Michael Gorman	mgorman@btig.com	(212) 738-6138
Capital One	Chris Lucas	christopher.lucas@capitalone.com	(571) 633-8151
Citigroup	Michael Bilerman	michael.bilerman@citi.com	(212) 816-1383
Edward Jones	James Shanahan	jim.shanahan@edwardjones.com	(314) 515-5292
Goldman Sachs	Caitlin Burrows	caitlin.burrows@gs.com	(212) 902-4736
Green Street	Spenser Allaway	sallaway@greenstreetadvisors.com	(949) 640-8780
Janney Montgomery Scott	Robert Stevenson	robstevenson@janney.com	(646) 840-3217
Jefferies	Linda Tsai	ltsai@jefferies.com	(212) 778-8011
J.P. Morgan	Anthony Paolone	anthony.paolone@jpmorgan.com	(212) 622-6682
Ladenburg Thalmann	John Massocca	jmassocca@ladenburg.com	(212) 409-2543
Mizuho	Haendel St. Juste	haendel.st.juste@us.mizuho-sc.com	(212) 205-7860
Morgan Stanley	Ronald Kamdem	ronald.kamdem@morganstanley.com	(212) 269-8319
Raymond James	RJ Milligan	rjmilligan@raymondjames.com	(727) 567-2585
RBC Capital Markets	Brad Heffern	brad.heffern@rbccm.com	(512) 708-6311
Scotiabank	Greg McGinniss	greg.mcginniss@scotiabank.com	(212) 225-6906
Stifel	Simon Yarmak	yarmaks@stifel.com	(443) 224-1345
UBS	Michael Goldsmith	michael.goldsmith@ubs.com	(212) 713-2951
Wolfe Research	Andrew Rosivach	arosivach@wolferesearch.com	(646) 582-9250

Realty Income is covered by the analysts at the firms listed above. This list may not be complete and is subject to change. Please note that any opinions, estimates or forecasts regarding Realty Income's performance made by these analysts are theirs alone and do not represent opinions, estimates or forecasts of Realty Income or its management. Realty Income does not by its reference above or distribution imply, and expressly disclaims, any endorsement of or concurrence with any information, estimates, forecasts, opinions, conclusions or recommendations provided by analysts.

Q1 2022 Supplemental Operating & Financial Data 29

Q1 2022 Supplemental Operating & Financial Data 30 Glossary T Adjusted EBITDAre. The National Association of Real Estate Investment Trusts (Nareit) established a EBITDA metric for real estate companies (i.e., EBITDA for real estate, or EBITDAre) it believed would provide investors with a consistent measure to help make investment decisions among certain REITs. Our definition of “Adjusted EBITDAre” is generally consistent with the Nareit definition, other than our adjustment to remove foreign currency and derivative gains and losses (which is consistent with our previous calculations of "Adjusted EBITDAre"). We define Adjusted EBITDAre, a non- GAAP financial measure, for the most recent quarter as earnings (net income) before (i) interest expense, including non-cash loss (gain) on swaps, (ii) income and franchise taxes, (iii) loss on extinguishment of debt, (iv) real estate depreciation and amortization, (v) provisions for impairment, (vi) merger and integration-related costs, (vii) gain on sales of real estate, (viii) foreign currency and derivative gains and losses, net and (ix) our proportionate share of interest expense and real estate depreciation and amortization from unconsolidated entities. Our Adjusted EBITDAre may not be comparable to Adjusted EBITDAre reported by other companies or as defined by Nareit, and other companies may interpret or define Adjusted EBITDAre differently than we do. Management believes Adjusted EBITDAre to be a meaningful measure of a REIT’s performance because it provides a view of our operating performance, analyzes our ability to meet interest payment obligations before the effects of income tax, depreciation and amortization expense, provisions for impairment, gains on sales of real estate and other items, as defined above, that affect comparability, including the removal of non-recurring and non-cash items that industry observers believe are less relevant to evaluating the operating performance of a company. In addition, EBITDAre is widely followed by industry analysts, lenders, investors, rating agencies, and others as a means of evaluating the operational cash generating capacity of a company prior to servicing debt obligations. Management also believes the use of an annualized quarterly Adjusted EBITDAre metric is meaningful because it represents our current earnings run rate for the period presented. The ratio of our total debt to our annualized quarterly Adjusted EBITDAre is also used to determine vesting of performance share awards granted to our executive officers. Adjusted EBITDAre should be considered along with, but not as an alternative to, net income as a measure of our operating performance. Adjusted Funds From Operations (AFFO), a non-GAAP financial measure, is defined as FFO adjusted for unique revenue and expense items, which we believe are not as pertinent to the measurement of our ongoing operating performance. Most companies in our industry use a similar measurement to AFFO, but they may use the term "CAD" (for Cash Available for Distribution) or "FAD" (for Funds Available for Distribution). We believe AFFO provides useful information to investors because it is a widely accepted industry measure of the operating performance of real estate companies that is used by industry analysts and investors who look at and compare those companies. In particular, AFFO provides an additional measure to compare the operating performance of different REITs without having to account for differing depreciation assumptions and other unique revenue and expense items which are not pertinent to measuring a particular company’s ongoing operating performance. Therefore, we believe that AFFO is an appropriate supplemental performance metric, and that the most appropriate GAAP performance metric to which AFFO should be reconciled is net income available to common stockholders. Annualized Adjusted EBITDAre, a non-GAAP financial measure, is calculated by annualizing Adjusted EBITDAre. Funds From Operations (FFO), a non-GAAP financial measure, consistent with the Nareit’s definition, is net income available to common stockholders, plus depreciation and amortization of real estate assets, plus provisions for impairments of depreciable real estate assets, and reduced by gains on property sales. Presentation of the information regarding FFO and AFFO (described on pages 5 and 6) is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and AFFO in the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to reviewing our cash flows from operating, investing, and financing activities. In addition, FFO and AFFO should not be considered as measures of liquidity, of our ability to make cash distributions, or of our ability to pay interest payments. We consider FFO to be an appropriate supplemental measure of a REIT’s operating performance as it is based on a net income analysis of property portfolio performance that adds back items such as depreciation and impairments for FFO. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT using historical accounting for depreciation could be less informative. The use of FFO is recommended by the REIT industry as a supplemental performance measure. In addition, FFO is used as a measure of our compliance with the financial covenants of our credit facility.

Q1 2022 Supplemental Operating & Financial Data 31 Glossary (Cont'd) Initial Weighted Average Cash Lease Yield (acquisitions) is computed as contractual cash net operating income for the first twelve months following the acquisition date, divided by the total cost of the property (including all expenses borne by us). Investment Grade Clients are our clients with a credit rating, and our clients that are subsidiaries or affiliates of companies with a credit rating, as of the balance sheet date, of Baa3/BBB- or higher from one of the three major rating agencies (Moody’s/S&P/Fitch). Net Cash Capitalization Rates (dispositions) are computed as annualized current month contractual cash net operating income, divided by the net proceeds received upon sale of the property (including all expenses borne by us). Net Debt/Annualized Adjusted EBITDAre, a ratio used by management as a measure of leverage, is calculated as net debt (which we define as total debt per our consolidated balance sheet, excluding deferred financing costs and net premiums and discounts, but including our proportionate share on debt from unconsolidated entities, less cash and cash equivalents), divided by annualized quarterly Adjusted EBITDAre. Normalized Funds from Operations Available to Common Stockholders (Normalized FFO), a non-GAAP financial measure, is FFO excluding merger and integration-related costs related to our Mergers with VEREIT. Same Store Pool, for purposes of determining the properties used to calculate our same store rental revenue, includes all properties that we owned for the entire year-to-date period, for both the current and prior year except for properties during the current or prior year that were: (i) vacant at any time, (ii) under development or redevelopment, or (iii) involved in eminent domain and rent was reduced. Same Store Rental Revenue excludes straight-line rent, the amortization of above and below-market leases, and reimbursements from clients for recoverable real estate taxes and operating expenses. For purposes of comparability, same store rental revenue is presented on a constant currency basis by applying the exchange rate as of the balance sheet date to base currency rental revenue. Total Portfolio Annualized Contractual Rent is the monthly aggregate cash amount charged to clients, inclusive of monthly base rent receivables, as of the balance sheet date, multiplied by 12, excluding percentage rent. We believe total portfolio annualized contractual rent is a useful supplemental operating measure, as it excludes properties that were no longer owned at the balance sheet date and includes the annualized rent from properties acquired during the quarter. Total portfolio annualized contractual rent has not been reduced to reflect reserves recorded as reductions to GAAP rental revenue in the periods presented. Total portfolio annualized contractual rent excludes unconsolidated entities.